Exhibit 15


August 4, 2005


Securities and Exchange Commission
450 Fifth Street, N.W.
Washington, D.C. 20549


Re:  Ford Motor Credit Company Registration Statements
     Nos. 333-91953, 333-92595, 333-45015, 333-86832, 333-107955, and 333-125947
     on Form S-3


Commissioners:

We are aware that our report dated August 4, 2005 on our review of interim financial information of Ford Motor Credit Company for the three-month and six-month periods ended June 30, 2005 and 2004 and included in the Company's quarterly report on Form 10-Q for the quarter ended June 30, 2005 is incorporated by reference in the aforementioned Registration Statements.


Very truly yours,



/s/ PricewaterhouseCoopers LLP














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